SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C.  20549




                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date  of  Report  (Date  of  earliest  event  reported)    December  8,  1999


                             TRI-VALLEY CORPORATION
                             ----------------------
          (Exact  name  of  registrant  as  specified  in  its  charter)


             DELAWARE                         0-6119             84-0617433
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(State  or  other  jurisdiction                (Commission       (IRS  Employer
    of  incorporation)                       File  Number)   Identification no.)


 230  South  Montclair  Street,  Suite  101  Bakersfield,  CA  93309
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   (Address  of  principal  executive  office)              (Zip  code)



Registrant's  telephone  number,  including  area  code:  (661)  837-9300
                                                 -----------------------------

ITEM  5  OTHER  EVENTS
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On  December 8, 1999, Tri-Valley Corporation announced that it had been notified by Placer Dome U.S., Inc., that it will proceed with the second year of exploration on the approximately 36 square miles of Tri-Valley's claim block at Richardson, Alaska. The notification is described in the press release filed herewith as an exhibit.

ITEM  7  FINANCIAL  STATEMENTS  AND  EXHIBITS
-------

(c)     Exhibits

99.1  Press  Release  dated  December  8,  1999
     Placer Dome U.S., Inc. (PDUS) has notified Tri-Valley Corporation (TVC) that it will proceed with the second year of exploration on the 36-square miles of Tri-Valley claims optioned by PDUS, it was announced today by F. Lynn Blystone, TVC president and chief executive officer.

     Tri-Valley maintains a claim block of approximately 61 square miles at Richardson, Alaska and PDUS began exploring a portion of the claims last summer with a broad-base soil auger sample grid. Several gold/bismuth/tellurium/tungsten anomalies were identified and three diamond drill core information holes were drilled in the area of one of the anomalies.

     "We still have not received all the data from the 1999 program, but obviously it must be encouraging to enable our property to make the cut on Placer Dome's worldwide property retention list. Their level of interest confirms our own views on the potential of this ground we began staking in 1987," Blystone said.

     Placer Dome must spend a total of $6.5 million in exploration, including a minimum of $750,000 in the year 2000, to earn 51% interest in its portion. By additional expenditures including a bankable feasibility study estimated by Tri-Valley to exceed $10 million, PDUS may earn an additional 29% interest in its portion of the TVC claim block.

     In  1991,  Tri-Valley  began  a  joint  effort  with TsNIGRI, the principal
Russian mineral research institute, to explore the area and TsNIGRI geoscientists have evaluated approximately 250 square miles of the area from which Tri-Valley selected its present holdings, all on State of Alaska lands. The property lies about 65 miles south of Fairbanks, Alaska and is sandwiched between the Richardson Highway and the Aleyeska Pipeline service road for year-round access on both sides. A power line runs through the claim block and ample fuel and water are available. TsNIGRI geoscientists have found physical gold at 60 locations along a 20-mile swath. Bulk sampling at one high-grade dike yielded over 3,000 rough ounces of lode gold from 30,000 tons of partially crushed ore.

     "We have only admiration for the job TsNIGRI does for us. They are competent, very hard working, honorable people and are largely responsible for base of original data Tri-Valley now has which helped attract Placer Dome to our property. We are also pleased with the effort being made by Placer Dome, one of the world's largest gold mining companies, to advance a portion of the property while TsNIGRI continues on the 25-square mile portion we have retained for Tri-Valley's account at this time," Blystone said.

     Placer Dome U.S., Inc. is headquartered in Reno, Nevada and the world headquarters is in Vancouver, British Columbia. Tri-Valley is an exploration company headquartered in Bakersfield, California, where it pursues California petroleum prospects through its subsidiary, Tri-Valley Oil & Gas Co. Tri-Valley is publicly traded over-the-counter under the symbol "TRIL" and its projects and filings are detailed on its website, www.tri-valleycorp.com.
                                           ----------------------
                                    ---30---
   This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in the company's quarterly report on Form 10-QSB for the quarter ended September 30, 1999, and the annual report on Form
                  10-KSB for the year ended December 31, 1998.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             TRI-VALLEY CORPORATION





December  8,  1999              /s/  Thomas  J.  Cunningham
                                ---------------------------
                              Thomas  J.  Cunningham
                              Chief  Financial  Officer